Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:
Evergreen Strategic Growth Fund
		72DD		73A		74U        	74V
	 	Dollar		Per Share	Shares
       	     Distributions    Distributions 	Outstanding      NAV

Class A		31,245  	0.13		333,763	        26.61
Class B		0           	0 		89,861  	25.44
Class C		0           	0		175,246	        25.43
Class I		5,782,872   	0.21		21,277,409	26.88
Class IS	50,087   	0.12		356,731	        26.48
Class R		3           	0.02		352       	26.61







Because the electronic format of filing
Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:
Evergreen Special Equity Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	4,244,978	1.81		2,147,515	10.70
Class B	1,669,509	1.81 		662,148	9.91
Class C	1,158,817	1.81		557,856	9.91
Class I	6,547,419	1.81		1,541,332	11.21
Class IS	279,829	1.81		168,102	10.76